NOTE

(Carbon River Loan)

Date: July 20, 2016

For Value Received, on the earlier of (i) July 1, 2028, (ii) the latest Fixed Rate Maturity Date and (iii) if there is no Fixed Rate Loan Segment, July 1, 2023 (the “Loan Maturity Date”), Borrower, as defined below, promises to pay NORTHWEST FARM CREDIT SERVICES, FLCA (“Lender”) or order, at its office in Spokane, Washington, or such other place as the holder of this Note (this “Note”) may designate in writing, the principal balance of Thirty-two Million and no/100’s Dollars ($32,000,000.00) (the “Total Commitment Amount”), or so much thereof as may be outstanding, plus interest thereon from and after any Disbursement Date, at interest rates as provided for hereafter. For all intents and purposes, all Loan Segments are treated as one obligation under this Note and the other Loan Documents.

1.    Definitions. For purposes of this Note, the following definitions apply. Capitalized terms not otherwise defined herein shall have the meanings given in the Loan Agreement.

“Applicable Margin” means, for purposes of calculating the applicable interest rate for any day for a Loan Segment, the percentage set forth below which corresponds to the elected Rate Option:

Rate Options    Applicable Margin
Base Rate    2.20%
Fixed Rate Option (10-year)    1.95%
Fixed Rate Option (12-year)    2.00%

The Applicable Margin used to determine the Base Rate on the Applicable Margin Reset Date, shall be determined by Lender in its sole discretion using its then applicable standards, of general application, for establishing an interest rate spread. Lender will endeavor to notify Borrower of the Applicable Margin that will be effective on the Applicable Margin Reset Date within thirty (30) days of each Applicable Margin Reset Date, but the Applicable Margin shall apply as of such Applicable Margin Reset Date whether such notice is given by Lender or received by Borrower.

“Applicable Margin Reset Date” means July 1, 2021.

“Base Rate Loan Segment” means the principal portion of the Loan plus accrued interest priced using the Base Rate.

“Borrower” means Pope Resources, A Delaware Limited Partnership.

“Disbursement Date” means any Business Day when the Loan principal is advanced under this Note to or on the account of Borrower.

“Fixed Rate Loan Segment” means each principal portion of the Loan, plus interest accrued thereon, with all the following attributes that distinguish such Fixed Rate Loan Segment from other Fixed Rate Loan Segments: a different Fixed Rate Maturity Date and or a different date to which a given Fixed Rate Option was assigned to the Fixed Rate Loan Segment, except as otherwise provided herein.

“Fixed Rate Maturity Date” shall have the meaning for the Fixed Rate Options given in Paragraph 3.02 hereof; provided however, if a Fixed Rate Maturity Date falls on a date that is not a Business Day, then the Fixed Rate Maturity Date shall be deemed to be the preceding Business Day, unless such Business Day falls in another calendar month in which case the Fixed Rate Maturity Date shall be deemed to be the succeeding Business Day.

“Fixed Rate Option” means any of the Fixed Rate Options defined in Paragraph 3.02 hereof.

“Index Source” means the Index Source identified for a given pricing option described herein.

“LIBOR” means the rate per annum as of 11:00 a.m. (London time) on the day that is two (2) Business Days prior to the first day of such interest period (the “Index”), at which deposits in Dollars for the relevant interest period are offered as determined by the ICE Benchmark Administration (or any successor thereto or any other readily available service selected by Lender that has been approved by the ICE Benchmark Administration as an authorized information vendor for purposes of displaying rates) (the “LIBOR Index Source”) provided, that in the event the ICE Benchmark Administration ceases to provide such quotations, the foregoing rate of interest shall mean any similar successor rate designated by Lender in its reasonable discretion. If such rate is less than zero, such rate shall be deemed to be zero.

“Loan Agreement” means the Second Amended and Restated Master Loan Agreement between Borrower and Lender dated of even date herewith, as the same may be amended, modified, extended, restated or replaced from time to time.

“Loan Purpose” means, (a) to fund the costs associated with Borrower’s acquisition of certain real property pursuant to a Purchase and Sale Agreement between Borrower and John Hancock Life Insurance Company (U.S.A.) dated June 16, 2016 and (b) to pay Loan fees and all Lender’s Expenses.

“Loan Segment” means the Base Rate Loan Segment or a Fixed Rate Loan Segment.

“Notice” shall have the meaning given in Paragraph 2.03 hereof.

“Pricing Date” means the date a given Loan Segment begins to accrue interest under a given Rate Option or a day when there is a change in the Base Rate.

“Quarter” means the three-month periods beginning on July 1, October 1, January 1 and April 1 of each year.

“Rate Option” means the Base Rate or one of the Fixed Rate Options.

“Rate Pricing Index” means Lender’s cost of funds as determined by Lender in its reasonable discretion for obligations with comparable length maturities, adjusted to take into consideration the terms of the loan, the prepayment options and other factors relating to the structure of the loan normally used in Lender’s determination of appropriate loan pricing.

2.    Advances, Fees and Notice.

2.01    Advance. So long as there is no Default or Event of Default has occurred and is continuing, Lender will advance Loan proceeds to or on the account of Borrower on the Disbursement Date for an approved Loan Purpose. This is not a revolving loan. Once Loan principal has been borrowed and repaid, it may not be reborrowed.

2.02    Loan Fee. Borrower shall pay loan fees as set forth in a separate fee letter agreement.

2.03    Notice of Prepayment and Pricing.

a.    Prepayment of Principal. Borrower shall provide Lender with Notice of the amount of any prepayment of a Fixed Rate Loan Segment no later than 10:00 a.m. Spokane time one Business Day prior to the Business Day the prepayment will be made.

b.    Pricing. Borrower shall provide Lender irrevocable Notice of pricing of a Loan Segment using a Fixed Rate Option by 10:00 a.m. Spokane time on the Pricing Date.

c.    Form of Notice. Borrower may provide Lender any Notice required under this Note by use of the notice in form substantially as set forth on Exhibit A hereto or other documentation as may be prescribed by Lender. Alternatively, Borrower may telephone Lender at the numbers designated on Exhibit A or as may be provided by Lender from time to time. If Notice is by telephone, Lender will confirm to Borrower the elected prepayment or pricing in writing. All such Notices are deemed irrevocable when given and are subject to Breakage Fees.

3.    Interest Rate and Pricing Elections.

3.01    LIBOR Variable Base. The “Base Rate” is the LIBOR Variable Base. The “LIBOR Variable Base” for any day during a given month means the one-month LIBOR rate, as made available by the LIBOR Index Source, rounded up to the nearest .05 percent, plus the Applicable Margin. The LIBOR Variable Base shall be effective on the first day of the month and remain constant for such month.

3.02    10- or 12-Year Fixed Rate Options. Borrower understands and agrees that the availability of any Fixed Rate Option will be determined at Lender’s (and participant’s, if applicable) sole discretion. Subject to the preceding sentence, a Fixed Rate Loan Segment may be priced with a fixed rate equal to the 10- or 12-year Fixed Rate Options, as defined herein, plus the Applicable Margin. With these Fixed Rate Options, (a) rates may be fixed for Interest Periods, as defined herein, of 10 and 12 years; and (b) rates may only be fixed on a Pricing Date to take effect on such Pricing Date. For purposes hereof: (i) the “10- and 12-year Fixed Rate Options” shall mean the rate equal to the Rate Pricing Index for such period, rounded to the nearest .01 percent, as made available by the Lender on the Pricing Date; and (ii) “Interest Period” shall mean a period commencing on the Pricing Date and ending on the Fixed Rate Maturity Date. The Fixed Rate Maturity Date shall be July 1, 2026 for the 10-year Fixed Rate Option and July 1, 2028 for the 12-year Fixed Rate Option.

3.03    Pricing Elections. Upon irrevocable Notice to Lender in accordance with Paragraph 2.03 above, as to principal (i) in the amount of an advance, (ii)  in the Base Rate Loan Segment, or (iii)  in a Fixed Rate Loan Segment on a Fixed Rate Maturity Date, Borrower may elect to designate all or any part of the advance or of the principal amount of such Loan Segment on such Pricing Date to bear interest at any Rate Option described herein; provided however, that (1) there is no Event of Default, (2) Borrower shall price Loan principal in Fixed Rate Loan Segments in initial minimum principal amounts of $5,000,000, (3) no Fixed Rate Option may be selected which would have for its Fixed Rate Maturity Date a date later than the Loan Maturity Date, (4) there are no more than two Fixed Rate Loan Segments at any one time and (5) Borrower may not select a Fixed Rate Loan Segment after October 21, 2016.

3.04    Single Base Rate Loan Segment. If on a Pricing Date, any Loan Segment is priced under the Base Rate resulting in more than one Loan Segment priced under the Base Rate, all Loan principal priced under the Base Rate will be treated as a single Base Rate Loan Segment by combining the principal amount of such Loan Segments on such Pricing Date.

3.05    Interest Rates. The interest rate used herein does not necessarily represent the lowest rates charged by Lender on its loans. The interest rates described herein are per annum rates. Interest rates using the LIBOR Index Source are calculated on the basis of the actual number of days elapsed for a 360 day year. Interest rates using any other Index are calculated on the basis of the actual number of days elapsed during the year for the actual number of days in the year.

3.06    Index or Index Source. If any Index or Index Source provided for herein cannot be ascertained during the Note term, Lender will choose a new Index or Index Source which it determines, in its sole discretion, is comparable to be effective upon notification thereof to Borrower.

3.07    Additional Pricing Options. In the event Borrower should desire to price a Loan Segment using an Index, Pricing Date and margin other than as provided for herein, Borrower may request Lender to quote a rate and lock-in fee for an identified principal amount and desired pricing option. Lender will provide Borrower such a quote if available under Lender’s then existing policies and procedures, and shall provide Borrower the option to elect such a rate upon payment of the lock-in fee, if required, which rate shall be effective on the Pricing Date for the Loan Segment, upon terms and conditions and within timeframes as Lender may prescribe at the time of the quote.

4.    Payment.

4.01    Interest Payments. Borrower shall make quarterly interest only payments on the first day of each Quarter beginning October 1, 2016, or the first day of the next Quarter as Lender shall determine, which payments shall consist of interest that accrued during such prior period on the unpaid principal balance of each Loan Segment.

4.02    Payment of Base Rate and 10-Year Loan Segments. The unpaid principal balance of the Base Rate Loan Segment shall be repaid on July 1, 2023. The unpaid principal balance of any 10-year Fixed Rate Loan Segment shall be repaid on its Fixed Rate Maturity Date.

4.03    Payment in Full on Loan Maturity Date. The unpaid principal balance, unpaid interest thereon, and other amounts due under this Note and the other Loan Documents shall be paid in full on the Loan Maturity Date.

4.04    Application of Payments. Lender may apply any payment received from or on behalf of Borrower to principal, interest, or any part of the indebtedness, including any fees and expenses due under this Note or any other Loan Document, as Lender, in its sole discretion, may choose. Subject to the preceding sentence, Borrower may at any time pay any amount of principal in advance of its maturity subject to the Prepayment Fee described herein.

5.    Default Interest Rate. The “Default Interest Rate” applicable to a delinquent payment for a Loan Segment shall equal four percent (4%) per annum above the interest rate in effect on such Loan Segment at the time such payment was due, which rate shall accrue on the total amount of the payment due until paid, accelerated or upon maturity. Provided however, upon acceleration and or maturity, the Default Interest Rate shall be equal to and remain at four percent (4%) per annum above the interest rate in effect for each Loan Segment at the time of acceleration or maturity and shall accrue on the entire unpaid balance of the Loan Segment until paid in full.

6.    Loan Terms, Provisions and Covenants. This Note is subject to the terms, provisions and covenants of the Loan Agreement.

7.    Miscellaneous.

7.01    Funds Management Services. Lender may provide funds management services to Borrower. Borrower shall comply with all funds management service agreements during the term of this Note. All fees incurred shall be considered a request for an advance under this Note. The funds management services and fees may be adjusted upon reasonable notice.

7.02    Governing Law. The substantive laws of the State of Washington shall apply to govern the construction of the Loan Documents and the rights and remedies of the parties except where the location of the Collateral for the Loan may require the application of the laws of another state or where federal laws, including the Farm Credit Act of 1971, as amended, may be applicable.

7.03    General Provisions. Borrower waives presentment for payment, demand, notice of nonpayment, protest, notice of protest and diligence in enforcing payment of this Note. This Note and the other Loan Documents constitute the entire agreement between Borrower and Lender and supersede all prior oral negotiations and promises which are merged into such writings. Upon written agreement of the parties, the interest rate, payment terms or balances due under this Note may be indexed, adjusted, renewed or renegotiated. Lender shall not be obligated to renew the Note or any part thereof or to make additional or future loans to Borrower. All Exhibits hereto are incorporated herein and made a part of this Note. This Note may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together, shall constitute but one and the same instrument.

Borrower agrees that the Note described herein shall be in default should any proceeds be used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce or to make possible the production of an agricultural commodity, as further explained in 7 CFR Part 1940, Subpart G, Exhibit M.

7.04    WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN DOCUMENT AND ANY FUTURE MODIFICATIONS, AMENDMENTS, EXTENSIONS, RESTATEMENTS AND SERVICING ACTIONS RELATING TO THIS LOAN DOCUMENT. THE PARTIES INTEND THAT THIS JURY WAIVER WILL BE ENFORCED TO THE MAXIMUM EXTENT ALLOWED BY LAW.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

BORROWER:
POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
By: Pope MGP Inc., a Delaware corporation, its Managing General Partner

By:
Thomas M. Ringo, President and CEO

EXHIBIT A

NOTICE/CONFIRMATION

NOTICE TO:

Loan Accounting and Operations Northwest Farm Credit Services, FLCA 1700 South Assembly Street Spokane, WA 99224-2121	P. O. Box 2515 Spokane, WA 99220-2515	Fax: 509-340-5508 Tel: 1-800-216-4535

This Notice is provided pursuant to the Note dated July 20, 2016, as extended, renewed, amended or restated.

SELECT ONE:    ☐ Loan Segment
☐ Pricing
☐ Prepayment of Principal
☐ Initial Disbursement Amount

Loan Segment Currently Priced Under Option
Principal Amount
To New Pricing Option
Date to be Effective

Date:

BORROWER
POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
By: Pope MGP Inc., a Delaware corporation, its Managing General Partner

By:
Authorized Agent

CONFIRMATION
Lender confirms that the above actions were taken or modified as provided for below:

NORTHWEST FARM CREDIT SERVICES, FLCA

Date:                     By:
Authorized Agent

Note
(Pope Resources, A Delaware Limited Partnership/Note No. 6229356)
1
PO-390261